UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 29, 2006

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2006, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company has reached an agreement with the Arkansas Public Service Commission (“APSC”) Staff and the state Attorney General for an annual revenue increase of approximately $5.4 million. The agreement includes no rate increase for residential customers and a minimal impact on other customer groups. The APSC is scheduled to consider the agreement in a hearing on December 19. If the agreement is approved, new rates are expected to be effective in February 2007. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated November 29, 2006, announcing OG&E Arkansas rate agreement: no residential increase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

December 1, 2006

Exhibit 99.01

OG&E Arkansas rate agreement: no residential increase

OKLAHOMA CITY -- OG&E Electric Services said today that it has reached an agreement with the Arkansas Public Service Commission staff and the state Attorney General for an annual revenue increase of $5.4 million. The agreement includes no rate increase for residential customers and a minimal impact on other customer groups. The Commission is scheduled to consider the agreement in a hearing Dec. 19. If the agreement is approved, new rates will be effective in February 2007.

OG&E said the increase will help the company to recover investments in the McClain power plant, acquired in 2004, and the new Centennial wind farm currently under construction in northwestern Oklahoma. Fuel savings from these two electric-generation facilities more than offset the rate increase.

“We are pleased to have an agreement that enables us to continue delivering reliable electric power to our Arkansas customers at some of the lowest rates in the United States,” said Howard Motley, OG&E vice president of regulatory affairs. “The professionalism of the Arkansas Public Service Commission staff provided excellent facilitation of the regulatory process. They created a positive environment to structure this agreement for swift resolution of OG&E’s rate case.”

While the agreement contains no rate increase for residential customers, it will be the first rate increase of any kind in Arkansas for OG&E since 1983. The agreement also would increase the fees OG&E is able to collect for items including returned checks, meter tests, and electric service reconnections.

OG&E, a subsidiary of Oklahoma City-based OGE Energy Corp. (NYSE: OGE), serves more than 754,000 retail electric customers in a service area spanning 30,000 square miles, including about 63,000 customers in western Arkansas.